Exhibit 23.2

                               AJ. ROBBINS, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                                AND CONSULTANTS
                        3033 EAST 1ST AVENUE, SUITE 201
                             DENVER, COLORADO 80206



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 of Pollution Research and Control Corporation of our report dated February 22, 2000 relating to the consolidated financial statements of Pollution Research and Control Corporation and to the reference made to our firm under the caption "Experts" which appear in such documents.


                                        /s/  AJ.ROBBINS, P.C.


Denver, Colorado
February 6, 2001